                                                                    EXHIBIT 99.1

                    COTT REPORTS RECORD 2ND QUARTER RESULTS;
                        NAMES SHEPPARD PRESIDENT AND COO

                      - SALES RISE 18% IN SECOND QUARTER;
                      - EARNINGS PER SHARE RISE TO $0.35;
                      - REVISES FULL YEAR GUIDANCE UPWARDS

                        (All information in U.S. Dollars)

TORONTO -- JULY 17, 2003 -- Cott Corporation (NYSE:COT; TSX:BCB), today reported sharply higher sales and earnings for the second quarter ended June 28, 2003, building on its strong record of profitable results. The Company announced that net income for the quarter rose by 28% to $24.6 million from $19.2 million a year ago. Diluted earnings per share were $0.35 vs. $0.27 last year, a gain of 30%. The $0.35 for the second quarter included a one-time gain of approximately one and a half cents per diluted share primarily related to a prior year's disposition. Sales increased to $388.1 million, an increase of 18% over last year, up 10% excluding the impact of foreign exchange and acquisitions.

"Cott is growing at full speed with another record quarter of sales and earnings", said Frank E. Weise, Cott's chairman and chief executive officer. "The Cott team has delivered once again. Moving forward, we anticipate more wins as we focus on innovation and speed to market with existing and new customers."

For the first half of the year, Cott reported that income from continuing operations increased to $35.1 million up from $26.8 million in the same period last year, excluding one-time debt redemption costs. Earnings per diluted share were $0.50, a rise of 32% over the $0.38 reported for last year's first six months (before the one-time charges included in the first quarter of 2002). Sales for the first half climbed to a record $683.4 million, 18% more than a year ago, up 10% excluding the impact of foreign exchange and acquisitions.

SECOND QUARTER 2003

Sales for the second quarter were $388.1 million, an increase of 18% from the same quarter last year, up 15% excluding the impact of foreign exchange and up 10% excluding both foreign exchange and acquisitions. The Company's U.S. business unit reported a 16% increase over last year, up 12% excluding the impact of acquisitions. Sales in the U.K./Europe business unit, rose by 25%, up 13% excluding foreign exchange, while sales in Canada were up 11%, but even with last year after taking foreign exchange into account. Sales in Mexico were $5.9 million.

Gross margin was down slightly as compared to the same quarter last year, primarily as a result of higher raw material costs in the second quarter. Operating income increased by 16% to $45.2 million.

FIRST HALF 2003

Sales in the first six months were up 18% to $683.4 million, an increase of 15% excluding the impact of foreign exchange, up 10% excluding both foreign exchange and acquisitions. This improvement was led by an 18% gain in the U.S. In the U.K./Europe business unit sales were up 16% for the half, and up 4% excluding the impact of foreign exchange, while in Canada sales rose by 6% but were down 2% after taking foreign exchange into account. Sales in Mexico were $9.2 million for the first half.

Gross margin was flat for the first half of the year as productivity gains offset second quarter raw material cost increases. Operating income increased 22% to $70.0 million.

In the first quarter, Cott adopted FAS 145 which no longer allows early debt redemption costs to be recorded as extraordinary. As a consequence, last year's results have been revised in Exhibits 1 and 3, the consolidated statements of income and cash flows. Supplementary information attached as Exhibits 2 and 4 show the first half of 2002 on both an as reported and on a revised basis. This change had no impact on the second quarter of 2002.

MANAGEMENT APPOINTMENTS

In addition, Cott today announced several new appointments that will further strengthen the senior management team and extend the Company's leadership into the future.

John K. Sheppard has been named president and chief operating officer of Cott Corporation, effective immediately, overseeing all domestic and international operations for the Company. In addition, Sheppard was appointed to Cott's Board of Directors. Under his leadership, Cott's U.S. business unit has significantly accelerated sales growth and posted record earnings.

Paul Richardson, executive vice president, global procurement and U.K., is appointed president, U.S. operations. Richardson, a nine-year veteran with Cott, has, for the last one and a half years, spearheaded the U.K. unit's turnaround.

Andrew Murfin, is appointed managing director, Cott U.K. Murfin is a 25-year beverage industry veteran who joined Cott earlier this year.

Richardson and Murfin, together with Mark Benadiba, executive vice-president, Canada & International, and Ivan Grimaldi, vice-president, global procurement, will report to Sheppard.

Sheppard, together with Raymond P. Silcock, executive vice president and chief financial officer, Mark Halperin, senior vice president, general counsel and secretary, and Colin Walker, senior vice president, corporate resources will report to Frank E. Weise, who continues as chairman and chief executive officer.

Commenting on the appointments, Weise expressed great optimism in Cott's ongoing success. He said, "Our confidence in these managers is founded on their strong business performance. This team will build on today's benchmarks as they set higher goals for customer service and shareowner value in the future. Their promotions flow directly from our strategy to 'Build World Class Teams' by sharing best practices while developing our employees' skills and team experiences."


2003 OUTLOOK

The Company revised its guidance upwards for full year 2003, raising its estimate of earnings per diluted share to $0.97-$1.00. Sales are expected to increase 12-15%. EBITDA is expected to be between $188 and $191 million, (see below for discussion of EBITDA). Capital spending is expected to be held to $50 million in 2003.

                                      # # #


SECOND QUARTER RESULTS CONFERENCE CALL
Cott Corporation will host a conference call today (July 17, 2003) at approximately 11:30 AM ET to discuss these results.

For those who wish to listen to the presentation, there is a listen-only dial-in telephone line, which can be accessed as follows:

         North America: 800-814-4860
         International: 416-640-4127


WEBCAST
To access the conference call today over the Internet, please visit Cott's website at http://www.cott.com at least fifteen minutes early to register, download, and install any necessary audio/video software. For those who are unable to access the live broadcast, a replay will be available at Cott's website following the conference call until July 24, 2003. Second quarter 2003 supplementary financial information for the conference call is available in Investor Relations/Financial Reports section of Cott's website.

ABOUT COTT CORPORATION
Cott Corporation is the world's largest retailer brand soft drink supplier, with the leading take home carbonated soft drink market shares in this segment in its core markets of the United States, Canada and the United Kingdom.


NON-GAAP MEASURE
EBITDA is defined as earnings from continuing operations before interest, income taxes, depreciation, amortization and unusual items. Although it is not a recognized measure of performance under U.S. GAAP, EBITDA is presented because it is a widely accepted financial indicator of a company's ability to incur and service indebtedness. EBITDA should not be considered as an alternative to income from continuing operations, net income, cash flows from operations or any other indicator of Cott's performance or liquidity, determined in accordance with U.S. GAAP. A table reconciling EBITDA with appropriate GAAP financial statement measures is included as an exhibit to this release.



SAFE HARBOR STATEMENTS
This press release contains forward-looking statements reflecting management's current expectations regarding future results of operations, economic performance, financial condition and achievements of the Company. Forward-looking statements, specifically those concerning future performance, are subject to certain risks and uncertainties, and actual results may differ materially. These risks and uncertainties are detailed from time to time in the Company's filings with the appropriate securities commissions, and include, without limitation, stability of procurement costs for raw and packaging materials, adverse weather conditions, competitive activities by national, regional and retailer brand beverage manufacturers, the Company's ability to integrate acquired businesses into its operations, fluctuations in currency versus the U.S. dollar, the uncertainties of litigation, loss of key customers and retailers' continued commitment to their retailer brand beverage programs. The foregoing list of factors is not exhaustive. The Company undertakes no obligation to publicly update or revise any forward-looking statements.

COTT CONTACTS
Media Relations
Rod Jimenez         Tel: (416) 203-5606

Investor Relations
Edmund O'Keeffe     Tel: (416) 203-5617

COTT CORPORATION                                                       EXHIBIT 1
CONSOLIDATED STATEMENTS OF INCOME
(IN MILLIONS OF US DOLLARS EXCEPT PER SHARE AMOUNTS, US GAAP)
UNAUDITED

                                                               FOR THE THREE MONTHS ENDED          FOR THE SIX MONTHS ENDED
                                                           ---------------------------------    ------------------------------
                                                            JUNE 28, 2003      JUNE 29, 2002    JUNE 28, 2003    JUNE 29, 2002(1)
                                                           --------------      -------------    -------------    -------------

 SALES                                                     $        388.1       $      329.5     $      683.4      $     579.5
 Cost of sales                                                      311.2              262.4            550.1            466.3
                                                           --------------       ------------     ------------      -----------
 GROSS PROFIT                                                        76.9               67.1            133.3            113.2
 Selling, general and
    administrative expenses                                          32.5               28.3             64.1             56.0
 Unusual items                                                       (0.8)                 -             (0.8)               -
                                                           --------------       ------------     ------------      -----------
 OPERATING INCOME                                                    45.2               38.8             70.0             57.2
 Other expense (income), net                                          0.9               (0.5)             1.4             13.5
 Interest expense, net                                                6.6                8.0             14.3             17.3
 Minority interest                                                    0.7                0.5              1.3              1.0
                                                           --------------       ------------     ------------      -----------
 INCOME BEFORE INCOME TAXES AND EQUITY LOSS                          37.0               30.8             53.0             25.4
 Income taxes                                                       (12.4)             (11.4)           (17.8)            (8.0)
 Equity loss                                                            -               (0.2)            (0.1)            (0.2)
                                                           --------------       ------------     ------------      -----------
 INCOME FROM CONTINUING OPERATIONS                                   24.6               19.2             35.1             17.2
 Cumulative effect of change in accounting principle                    -                  -                -            (44.8)
                                                           --------------       ------------     ------------      -----------
 NET INCOME (LOSS)                                         $         24.6       $       19.2     $       35.1      $     (27.6)
                                                           ==============       ============     ============      ===========
 VOLUME - 8 OZ EQUIVALENT CASES                                     267.3              218.0            475.4            391.3
 INCOME PER COMMON SHARE - BASIC
    Income from continuing operations                      $         0.36       $       0.31     $       0.51      $      0.28
    Cumulative effect of change in accounting principle    $            -       $          -     $          -      $     (0.72)
    Net income (loss)                                      $         0.36       $       0.31     $       0.51      $     (0.44)
 INCOME PER COMMON SHARE - DILUTED
    Income from continuing operations                      $         0.35       $       0.27     $       0.50      $      0.24
    Cumulative effect of change in accounting principle    $            -       $          -     $          -      $     (0.64)
    Net income (loss)                                      $         0.35       $       0.27     $       0.50      $     (0.39)

(1) Revised to reflect the implementation of SFAS 145, which no longer allows early debt redemption costs to be recorded as extraordinary items.

COTT CORPORATION                                                       EXHIBIT 2
SUPPLEMENTAL INCOME INFORMATION
(IN MILLIONS OF US DOLLARS EXCEPT PER SHARE AMOUNTS, US GAAP)
UNAUDITED

                                                         FOR THE THREE MONTHS ENDED             FOR THE SIX MONTHS ENDED
                                                        ---------------------------- --------------------------------------------
                                                                                                        REVISED       AS REPORTED
                                                        JUNE 28, 2003  JUNE 29, 2002 JUNE 28, 2003 JUNE 29, 2002(1) JUNE 29, 2002(2)
                                                        -------------  ------------- -------------  -------------   -------------

 SALES                                                   $   388.1     $   329.5     $    683.4      $    579.5      $    579.5
 Cost of sales                                               311.2         262.4          550.1           466.3           466.3
                                                         ---------    ----------     ----------     -----------      ----------
 GROSS PROFIT                                                 76.9          67.1          133.3           113.2           113.2
 Selling, general and
    administrative expenses                                   32.5          28.3           64.1            56.0            56.0
 Unusual items                                                (0.8)            -           (0.8)              -               -
                                                         ---------    ----------     ----------     -----------      ----------
 OPERATING INCOME                                             45.2          38.8           70.0            57.2            57.2
 Other expense (income), net                                   0.9          (0.5)           1.4            13.5 (3)        (0.6)(3)
 Interest expense, net                                         6.6           8.0           14.3            17.3            17.3
 Minority interest                                             0.7           0.5            1.3             1.0             1.0
                                                         ---------    ----------     ----------     -----------      ----------
 INCOME BEFORE INCOME TAXES AND EQUITY LOSS                   37.0          30.8           53.0            25.4            39.5
 Income taxes                                                (12.4)        (11.4)         (17.8)           (8.0)(3)       (12.5)(3)
 Equity loss                                                     -          (0.2)          (0.1)           (0.2)           (0.2)
                                                         ---------    ----------     ----------     -----------      ----------
 INCOME FROM CONTINUING OPERATIONS                            24.6          19.2           35.1            17.2            26.8
 Extraordinary item                                              -             -              -               -            (9.6)
 Cumulative effect of change in accounting principle             -             -              -           (44.8)          (44.8)
                                                         ---------    ----------     ----------     -----------      ----------
 NET INCOME (LOSS)                                       $    24.6    $     19.2     $     35.1     $     (27.6)     $    (27.6)
                                                         =========    ==========     ==========     ===========      ==========
 VOLUME - 8 OZ EQUIVALENT CASES                              267.3         218.0          475.4           391.3           391.3
 INCOME PER COMMON SHARE - BASIC
    Income from continuing operations                    $    0.36    $     0.31     $     0.51     $      0.28      $     0.44
    Extraordinary item                                   $       -    $        -     $        -     $         -      $    (0.16)
    Cumulative effect of change in accounting principle  $       -    $        -     $        -     $     (0.72)     $    (0.72)
    Net income (loss)                                    $    0.36    $     0.31     $     0.51     $     (0.44)     $    (0.44)

 INCOME PER COMMON SHARE - DILUTED
    Income from continuing operations                    $    0.35    $     0.27     $     0.50     $      0.24      $     0.38
    Extraordinary item                                   $       -    $        -     $        -     $         -      $    (0.14)
    Cumulative effect of change in accounting principle  $       -    $        -     $        -     $     (0.64)     $    (0.64)
    Net income (loss)                                    $    0.35    $     0.27     $     0.50     $     (0.39)     $    (0.39)


(1) Revised to reflect the implementation of SFAS 145, which no longer allows early debt redemption costs to be recorded as extraordinary items.
(2) As reported in July 2002 and based on US GAAP in effect at that time.
(3) As a result of SFAS 145, other expense has been increased by $14.1 million and income taxes have been reduced by $4.5 million, decreasing income from continuing operations by $9.6 million or $0.14 per diluted share.

COTT CORPORATION                                                       EXHIBIT 3
CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN MILLIONS OF US DOLLARS, US GAAP)
UNAUDITED


                                                         FOR THE THREE MONTHS ENDED        FOR THE SIX MONTHS ENDED
                                                       ------------------------------  -------------------------------
                                                       JUNE 28, 2003    JUNE 29, 2002  JUNE 28, 2003     JUNE 29, 2002(1)
                                                       -------------    -------------  -------------     -------------


OPERATING ACTIVITIES
  Income from continuing operations                      $   24.6        $   19.2      $    35.1       $    17.2
  Depreciation and amortization                              12.8            10.5           24.9            20.8
  Amortization of financing fees                              0.4             0.4            1.3             0.9
  Deferred income taxes                                       4.4             3.5            6.5            (0.7)
  Minority interest                                           0.7             0.5            1.3             1.0
  Equity loss                                                   -             0.2            0.1             0.2
  Gain on disposal of investment                                -            (1.3)             -            (1.3)
  Other non-cash items                                       (0.7)            0.1           (0.4)            4.6
  Net change in non-cash working capital from
      continuing operations                                 (18.1)           (2.8)         (19.8)          (27.6)
                                                         --------        --------      ---------       ---------
  Cash provided by operating activities                      24.1            30.3           49.0            15.1
                                                         --------        --------      ---------       ---------
INVESTING ACTIVITIES
  Additions to property, plant and equipment                (17.8)           (7.9)         (27.9)          (18.6)
  Acquisitions and equity investments                        (0.2)          (29.2)          (0.5)          (31.0)
  Other                                                       0.1             2.0            0.1             1.4
                                                         --------        --------      ---------       ---------
  Cash used in investing activities                         (17.9)          (35.1)         (28.3)          (48.2)
                                                         --------        --------      ---------       ---------
FINANCING ACTIVITIES
  Payments of long-term debt                                (15.4)           (0.8)         (53.4)         (278.4)
  Issue of long-term debt                                     3.7               -            3.7               -
  Short-term borrowings                                       2.6             2.4           24.3            16.9
  Decrease in cash in trust                                     -               -              -           297.3
  Distributions to subsidiary minority shareowner            (0.5)           (1.4)          (1.7)           (1.7)
  Issue of common shares                                      4.6             0.3            5.7             5.0
  Other                                                      (0.2)              -           (0.2)              -
                                                         --------        --------      ---------       ---------
  Cash provided by (used in) financing activities            (5.2)            0.5          (21.6)           39.1
                                                         --------        --------      ---------       ---------
Effect of exchange rate changes on cash                      (0.1)            0.7           (0.1)            0.6
                                                         --------        --------      ---------       ---------
NET INCREASE (DECREASE) IN CASH                               0.9            (3.6)          (1.0)            6.6
CASH, BEGINNING OF PERIOD                                     1.4            14.1            3.3             3.9
                                                         --------        --------      ---------       ---------
CASH, END OF PERIOD                                      $    2.3        $   10.5      $     2.3       $    10.5
                                                         ========        ========      =========       =========


(1) Revised to reflect the implementation of SFAS 145, which no longer allows early debt redemption costs to be recorded as extraordinary items.

COTT CORPORATION                                                       EXHIBIT 4
CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN MILLIONS OF US DOLLARS, US GAAP)
UNAUDITED

                                                     FOR THE THREE MONTHS ENDED             FOR THE SIX MONTHS ENDED
                                                   ----------------------------   -----------------------------------------------
                                                                                                       REVISED       AS REPORTED
                                                   JUNE 28, 2003  JUNE 29, 2002   JUNE 28, 2003    JUNE 29, 2002(1) JUNE 29, 2002(2)
                                                   -------------  -------------   -------------    -------------    -------------

OPERATING ACTIVITIES
  Income from continuing operations                   $   24.6      $    19.2      $    35.1      $     17.2      $       26.8
  Depreciation and amortization                           12.8           10.5           24.9            20.8              20.8
  Amortization of financing fees                           0.4            0.4            1.3             0.9               0.9
  Deferred income taxes                                    4.4            3.5            6.5            (0.7)              3.8
  Minority interest                                        0.7            0.5            1.3             1.0               1.0
  Equity loss                                                -            0.2            0.1             0.2               0.2
  Gain on disposal of investment                             -           (1.3)             -            (1.3)             (1.3)
  Other non-cash items                                    (0.7)           0.1           (0.4)            4.6               1.1
  Net change in non-cash working capital from
      continuing operations                              (18.1)          (2.8)         (19.8)          (27.6)            (27.6)
                                                      --------      ---------      ---------      ----------      ------------
  Cash provided by continuing operations                  24.1           30.3           49.0            15.1              25.7
  Cash cost of redemption of long-term debt                  -              -              -               -             (10.6)
                                                      --------      ---------      ---------      ----------      ------------
  Cash provided by operating activities                   24.1           30.3           49.0            15.1              15.1
                                                      --------      ---------      ---------      ----------      ------------
INVESTING ACTIVITIES
  Additions to property, plant and equipment             (17.8)          (7.9)         (27.9)          (18.6)            (18.6)
  Acquisitions and equity investments                     (0.2)         (29.2)          (0.5)          (31.0)            (31.0)
  Other                                                    0.1            2.0            0.1             1.4               1.4
                                                      --------      ---------      ---------      ----------      ------------
  Cash used in investing activities                      (17.9)         (35.1)         (28.3)          (48.2)            (48.2)
                                                      --------      ---------      ---------      ----------      ------------
FINANCING ACTIVITIES
  Payments of long-term debt                             (15.4)          (0.8)         (53.4)         (278.4)           (278.4)
  Issue of long-term debt                                  3.7              -            3.7               -                 -
  Short-term borrowings                                    2.6            2.4           24.3            16.9              16.9
  Decrease in cash in trust                                  -              -              -           297.3             297.3
  Distributions to subsidiary minority shareowner         (0.5)          (1.4)          (1.7)           (1.7)             (1.7)
  Issue of common shares                                   4.6            0.3            5.7             5.0               5.0
  Other                                                   (0.2)             -           (0.2)              -                 -
                                                      --------      ---------      ---------      ----------      ------------
  Cash provided by (used in) financing activities         (5.2)           0.5          (21.6)           39.1              39.1
                                                      --------      ---------      ---------      ----------      ------------
Effect of exchange rate changes on cash                   (0.1)           0.7           (0.1)            0.6               0.6
                                                      --------      ---------      ---------      ----------      ------------
NET INCREASE (DECREASE) IN CASH                            0.9           (3.6)          (1.0)            6.6               6.6
CASH, BEGINNING OF PERIOD                                  1.4           14.1            3.3             3.9               3.9
                                                      --------      ---------      ---------      ----------      ------------
CASH, END OF PERIOD                                   $    2.3      $    10.5      $     2.3      $     10.5      $       10.5
                                                      ========      =========      =========      ==========      ============


(1) Revised to reflect the implementation of SFAS 145, which no longer allows early debt redemption costs to be recorded as extraordinary items.
(2) As reported in July 2002 and based on US GAAP in effect at that time.

COTT CORPORATION                                                       EXHIBIT 5
CONSOLIDATED BALANCE SHEETS
(IN MILLIONS OF US DOLLARS, US GAAP)

                                                                   UNAUDITED             AUDITED
                                                                 JUNE 28, 2003      DECEMBER 28, 2002
                                                                 -------------      -----------------
 ASSETS
 CURRENT ASSETS
 Cash                                                             $     2.3           $      3.3
 Accounts receivable                                                  180.3                136.2
 Inventories                                                           93.1                 78.0
 Prepaid expenses and other                                             6.1                  7.2
                                                                  ---------           ----------
                                                                      281.8                224.7
 PROPERTY, PLANT AND EQUIPMENT                                        294.3                273.0
 GOODWILL                                                              80.6                 77.0
 INTANGIBLES AND OTHER ASSETS                                         204.3                210.7
                                                                  ---------           ----------
                                                                  $   861.0           $    785.4
                                                                  ---------           ----------

 LIABILITIES AND SHAREOWNERS' EQUITY
 CURRENT LIABILITIES
 Short-term borrowings                                            $    46.4           $     21.3
 Current maturities of long-term debt                                   8.9                 16.5
 Accounts payable and accrued liabilities                             156.3                127.3
                                                                  ---------           ----------
                                                                      211.6                165.1
 LONG-TERM DEBT                                                       300.3                339.3
 OTHER LIABILITIES                                                     42.2                 36.2
                                                                  ---------           ----------
                                                                      554.1                540.6

 MINORITY INTEREST                                                     26.2                 26.6
 SHAREOWNERS' EQUITY
 Capital stock                                                        256.7                248.1
 Retained earnings                                                     41.0                  5.9
 Accumulated other comprehensive income                               (17.0)               (35.8)
                                                                  ---------           ----------
                                                                      280.7                218.2
                                                                  ---------           ----------
                                                                  $   861.0           $    785.4
                                                                  =========           ==========

COTT CORPORATION                                                       EXHIBIT 6
SEGMENT INFORMATION
(IN MILLIONS OF US DOLLARS, US GAAP)
 UNAUDITED


                                    FOR THE THREE MONTHS ENDED     FOR THE SIX MONTHS ENDED
                                   ----------------------------  -----------------------------
                                   JUNE 28, 2003  JUNE 29, 2002  JUNE 28, 2003   JUNE 29, 2002
                                   -------------  -------------  -------------   -------------

SALES
   USA                               $   278.0      $   239.7      $   504.6      $   427.2
   Canada                                 55.7           50.2           87.5           82.2
   UK & Europe                            43.6           34.9           73.1           62.8
   International                          10.5            4.7           17.7            7.3
   Corporate & Other                       0.3              -            0.5              -
                                     ---------      ---------      ---------      ---------
                                     $   388.1      $   329.5      $   683.4      $   579.5
                                     =========      =========      =========      =========

OPERATING INCOME (LOSS)
   USA                               $    35.7      $    33.0      $    61.2      $    53.3
   Canada                                  6.1            6.8            6.9            8.6
   UK & Europe                             3.0            0.8            2.7           (2.6)
   International                           1.9            1.2            3.2            1.8
   Corporate & Other                      (1.5)          (3.0)          (4.0)          (3.9)
                                     ---------      ---------      ---------      ---------
                                     $    45.2      $    38.8      $    70.0      $    57.2
                                     =========      =========      =========      =========

COTT CORPORATION                                                       EXHIBIT 7
SUPPLEMENTARY INFORMATION - NON GAAP MEASURES
(IN MILLIONS OF US DOLLARS)
UNAUDITED


                                                        FOR THE THREE MONTHS ENDED   FOR THE SIX MONTHS ENDED
                                                       ---------------------------- ----------------------------
                                                       JUNE 28, 2003  JUNE 29, 2002 JUNE 28, 2003  JUNE 29, 2002
                                                       -------------  ------------- -------------  -------------

 INCOME FROM CONTINUING OPERATIONS                       $    24.6      $   19.2      $   35.1      $    17.2

    Depreciation and amortization                             12.8          10.5          24.9           20.8
    Interest expense, net                                      6.6           8.0          14.3           17.3
    Income taxes                                              12.4          11.4          17.8            8.0
    Debt redemption costs                                        -             -             -           14.1
    Unusual items                                             (0.8)            -          (0.8)             -
                                                         ---------      --------      --------      ---------
 EBITDA                                                  $    55.6      $   49.1      $   91.3      $    77.4
                                                         =========      ========      ========      =========

 FOR THE YEAR ENDED JANUARY 3, 2004 -- GUIDANCE

 INCOME FROM CONTINUING OPERATIONS                        $70 - $72
    Depreciation and amortization                            $50
    Interest expense, net                                    $30
    Income taxes                                          $38 - $39
                                                         -----------
 EBITDA                                                  $188 - $191
                                                         ===========


EBITDA is defined as earnings from continuing operations before interest, income taxes, depreciation, amortization and unusual items. Although it is not a recognized measure of performance under U.S. GAAP, EBITDA is presented because it is a widely accepted financial indicator of a company's ability to incur and service indebtedness. EBITDA should not be considered as an alternative to income from continuing operations, net income or any other indicator of Cott's performance or to cash flows from operating, investing or financing activities as a measure of liquidity, determined in accordance with U.S. GAAP. Cott's method of calculating EBITDA may differ from methods used by other companies and, accordingly, Cott's EBITDA may not be comparable to similarly titled measures used by other companies.


SAFE HARBOR STATEMENTS
This document contains forward-looking statements reflecting management's current expectations regarding future results of operations, economic performance, financial condition and achievements of the Company. Forward-looking statements, specifically those concerning future performance, are subject to certain risks and uncertainties, and actual results may differ materially. These risks and uncertainties are detailed from time to time in the Company's filings with the appropriate securities commissions, and include, without limitation, stability of procurement costs for raw and packaging materials, adverse weather conditions, competitive activities by national, regional and retailer brand beverage manufacturers, the Company's ability to integrate acquired businesses into its operations, fluctuations in currency versus the U.S. dollar, the uncertainties of litigation, loss of key customers and retailers' continued commitment to their retailer brand beverage programs. The foregoing list of factors is not exhaustive. The Company undertakes no obligation to publicly update or revise any forward-looking statements.